SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549




                                ANNUAL REPORT


                                     ON

                                  FORM 10-K

                                   FOR THE

                              FISCAL YEAR ENDED

                                JUNE 30, 1994



                         ALLEGHENY & WESTERN ENERGY
CORPORATION



                                  EXHIBITS

Exhibit
Number               Exhibit                         Reference


3.1                  Articles of Incorporation       Incorporated
by
              of Allegheny and Western               reference to
              Energy Corporation dated        Exhibit D
              June 4, 1984.                          to Form 8-K
dated
                                              July 3, 1984.

3.2           Amendment to Articles           Incorporated by
              of Incorporation of             reference to
              Allegheny & Western Energy      Exhibit 3.2 to
              Corporation, dated August       Form 10-K for
              2, 1990.                        the year ended
                                              June 30, 1990.

3.3           Bylaws of Allegheny &           Filed herewith
              Western Energy Corporation.

10.1          Appalachian Basin Pipeline      Incorporated by
              Agreement.                      reference to
                                              Exhibit 10.1.2 to
                                              Amendment No. 1 to
                                              Form S-1
                                              Registration
                                              Statement No. 2-
                                              71252.

10.2         Columbus Gas Transmission        Incorporated by
             Corporation Gas Purchase         reference to
             Contract containing typical      Exhibit 10.4 to
             "take or pay" contact            Form S-1
             provisions.                      Registration
                                              Statement No. 2-
                                              71252.

10.3         Revolving Credit and Term        Incorporated by
             Loan Agreement, dated as of      reference to
             June 13, 1989, between the       Exhibit 10.3 to
             registrant and the First         Form 10-K for the
             National Bank of Boston.         year ended June
                                              30, 1989.

10.4         Revolving Credit and Term        Incorporated by
             Loan Agreement, dated as         reference to
             of June 13, 1989, between        Exhibit 10.3
             Mountaineer Gas Company          to Form 10-K
             and the First National Bank      for the year
             of Boston.                       ended June 30,
                                              1989.

10.5         Note Agreement, dated June       Incorporated by
             30, 1987, between                reference to
             Mountaineer and Connecticut      Exhibit 10.5
             General Life Insurance           to Form 10-K for
             Company, Horace Mann Life        the year ended
             Insurance Company, INA Life      June 30, 1990.
             Insurance Company of New
             York and Life Insurance
             Company of North America.

10.6         Participation Agreement, dated   Incorporated by
             March 8, 1990, among TEX-HEX     reference to
             Corporation, Louran oil and      Exhibit 10.6 to
             Gas, Inc., AHI Drilling, Inc.,   Form 10-K for
             SHIGO, Inc., Rush Moody, Jr.,    the year ended
             Peter W. Stevens, John Bielun,   June 30, 1990.
             Andrew R. Fair, Jonathan Conrad
             and Richard Grant.

10.7         Credit Agreement, dated          Incorporated by
             September 24, 1990, among        reference to
             Allegheny & Western Energy       Exhibit 10.7 to
             Corporation, Pittsburgh          Form 10-K for
             National Bank, and One           the year ended
             Valley Bank, N.A. and            June 30, 1990.
             Pittsburgh National Bank as
             Agent.

10.8         1987 Stock Option Plan           Incorporated by
             (including form of Stock         reference to
             Option Agreement).               Exhibit 10.8 to
                                              Form 10-K for
                                              the year ended
                                              June 30, 1990.

10.9         Credit Agreement, dated June     Incorporated by
             27, 1991, between Mountaineer    reference to
             Gas Company and Pittsburgh       Exhibit 10.9 to
             National Bank.                   Form 10-K for the
                                              year ended June
                                              30, 1991.

10.10        Credit Agreement, dated          Incorporated by
             June 27, 1991, between           reference to
             Mountaineer Gas Company and      Exhibit 10.10
             Pittsburgh National Bank.        to Form 10-K for
                                              the year ended
                                              June 30, 1991.

10.11        Agreements for Gas Purchase      Incorporated by
             and Transportation Service       reference to
             between Mountaineer Gas          Exhibit 10.11 to
             Company and Columbia Gas         Form 10-K for the
             Transmission Corp.               year ended June
                                              30, 1991.

10.12        Second Amendment, dated          Incorporated by
             October 31, 1991, to Credit      reference to
             Agreement, dated September       Exhibit 10.12 to
             21, 1990 among Allegheny &       Form 10-Q for
             Western Energy Corporation,      the quarter ended
             Pittsburgh National Bank         December 31, 1991.
             and One Valley Bank, N.A.
             and Pittsburgh National Bank
             as agent.

10.13        Third Amendment dated November   Incorporated by
             30, 1991, to Credit Agreement,   reference to
             dated September 24, 1990,        Exhibit 10.13 to
             among Allegheny & Western        Form 10-Q for the
             Energy Corporation, Pittsburgh   quarter ended
             National Bank and One Valley     December 31, 1991.
             Bank, N.A. and Pittsburgh
             National Bank as agent.

10.14        Note Purchase Agreement,         Incorporated by
             dated July 15, 1992, between     reference to
             Mountaineer Gas Company and      Exhibit 10.14 to
             Teachers Insurance and           Form 10-K for the
             Annuity Association of           year ended June
             America.                         30, 1992.

10.15        Employment Agreement, dated      Incorporated by
             June 13, 1990 between Mr.        reference to
             Grant and Mountaineer Gas        Exhibit 10.15 to
             Company.                         Form 10-K for the
                                              year ended June
                                              30, 1992.

10.16        Employment Agreement, dated      Incorporated by
             June 13, 1990 between Mr.        reference to
             Fletcher and Mountaineer Gas     Exhibit 10-K for
             Company.                         the year ended
                                              June 30, 1992.

10.17        Consulting Agreement, dated      Incorporated by
             March 1, 1992 between Mr.        reference to
             Lindley and the Company.         Exhibit 10.17 to
                                              Form 10-K for the
                                              year ended June
                                              30, 1992.

10.18        Fourth Amendment, dated          Incorporated by
             October 31, 1992, to Credit      reference to
             Agreement, dated September       Exhibit 10.18 to
             24, 1990, among Allegheny &      Form 10-Q for the
             Western Energy Corporation,      quarter ended
             Pittsburgh National Bank and     March 31, 1992.
             One Valley Bank, N.A. and
             Pittsburgh National Bank as
             agent.

10.19        Fifth Amendment, dated November  Incorporated by
             30, 1992, to Credit Agreement,   reference to
             dated September 24, 1990,        Exhibit 10.19 to
             among Allegheny & Western        Form 10-Q for the
             Energy Corporation, Pittsburgh   quarter ended
             National Bank as agent.          March 31, 1993.

10.20        Purchase and Sales Agreement,    Incorporated by
             dated July 21, 1992 among        reference to
             Hallwood Energy Partners, L.P.   Exhibit 10.20 to
             et al and Mountaineer Gas        Form 10-Q for the
             Company.                         quarter ended
                                              March 31, 1993.

10.21        Sixth Amendment, dated           Incorporated by
             September 28, 1993, to Credit    reference to
             Agreement, dated September       Exhibit 10.21 to
             24, 1990, among Allegheny and    Form 10-Q for the
             Western Energy Corporation,      quarter ended
             Pittsburgh National Bank and     September 30,
             One Valley Bank, N.A. and        1993.
             Pittsburgh National Bank as
             agent.

10.22        Seventh Amendment, dated         Incorporated by
             October 31, 1993, to Credit      reference to
             Agreement, dated September 24,   Exhibit 10.22 to
             1990, among Allegheny and        Form 10-Q for the
             Western Energy Corporation,      quarter ended
             Pittsburgh National Bank and     December 31,
             One Valley Bank, N.A. and        1993.
             Pittsburgh National Bank as
             agent.

10.23        Employment Agreements with       Incorporated by
             Richard L. Grant, Michael S.     reference to
             Fletcher and W. Merwyn           Exhibit 10.23 to
             Pittman, individually.           Form 10-Q for the
                                              quarter ended
                                              December 31, 1993.

10.24        Supplemental Retirement          Incorporated by
             Benefit Plan Agreements          reference to
             between John G. McMillian,       Exhibit 10.24 to
             Richard L. Grant, Michael        Form 10-Q for the
             S. Fletcher and W. Merwyn        quarter ended
             Pittman, individually and        December 31, 1993.
             Allegheny & Western Energy
             Corporation.

21.1         Subsidiaries of the Company.    Filed herewith



EXHIBIT
NUMBER       DESCRIPTION

3.3          Bylaws of Allegheny & Western Energy Corporation

                           AMENDED AND RESTATED

                                  BY-LAWS

                                    OF

                  ALLEGHENY & WESTERN ENERGY CORPORATION



                                 ARTICLE I

                                  OFFICES
                                                    The principal
office of
the Corporation shall be located at 1600 Kanawha Valley Building, the City
of Charleston, County of Kanawha, and the State of West Virginia.
The
Corporation may have such other offices, either within or without the State
of West Virginia, as the Board of Directors may designate or as the
business of the Corporation may require from time to time.
                                ARTICLE II
                               SHAREHOLDERS
                                                    Section 2.01
Annual
Meeting.  The annual meeting of the shareholders shall be held on the
second Thursday in the month of December, in each year, beginning with the
year 1993, at the hour of 9:30 A.M., or on such other date and/or time as
may be determined by the Board of Directors, for the purpose of electing
directors and for the transaction of such other business as may come before
the meeting.
                                                    Section 2.02
Special
Meetings.  Special meetings of the shareholders, for any purpose
or
purposes, unless otherwise prescribed by statute, may be called by the
President or by the Board of Directors, and shall be called by the
President at the request of the holders of not less than l0% of all the
outstanding shares of the corporation entitled to vote at the meeting.
                                                    Section 2.03
Place of
Meeting.  The Board of Directors may designate any place, either within or
without the State of West Virginia, as the place of meeting for any annual
meeting or for any special meeting called by the Board of
Directors.  A
waiver of notice signed by all shareholders entitled to vote at a meeting
may designate any place, either within or without the State of
West
Virginia, as the place for the holding of such meeting.  If no designation
is made, or if a special meeting be otherwise called, the place of meeting
shall be the principal office of the corporation in the State of
West
Virginia.
                                                    Section 2.04
Notice of
Meeting.   Written or printed notice stating the place, day, and
hour of
the meeting and, in case of a special meeting, the purpose or purposes for
which the meeting is called, shall be delivered not less than ten
(10) nor
more than fifty (50) days before the date of the meeting, either personally
or by mail, by or at the direction of the president, or the
secretary, or
the officer or persons calling the meeting, to each shareholder of record
entitled to vote at such meeting.  If mailed, such notice shall be deemed
to be delivered when deposited in the United States mail,
addressed to the
shareholder at his address as it appears on the stock transfer books of the
corporation, with postage thereon prepaid.
                                                    Section 2.05
Closing
of Transfer Books or Fixing of Record Date.  For the purpose of determining
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a
determination of
shareholders for any other proper purpose, the Board of Directors of the
corporation may provide that the stock transfer books shall be closed for a
stated period, but not to exceed, in any case, fifty (50) days.
If the
stock transfer books shall be closed for the purpose of
determining
shareholders entitled to notice of or to vote at a meeting of shareholders,
such books shall be closed for at least ten (10) days immediately preceding
such meeting.  In lieu of closing the stock transfer books, the
Board of
Directors may fix in advance a date as the record date for any such
determination of shareholders, such date in any case to be not more than
fifty (50) days and, in case of a meeting of shareholders, not less than
ten (10) days prior to the date on which the particular action requiring
such determination of shareholders is to be taken.  If the stock transfer
books are not closed and no record date is fixed for the
determination of
shareholders entitled to notice of or to vote at a meeting of shareholders,
or shareholders entitled to receive payment of a dividend, the date on
which notice of the meeting is mailed or the date on which the resolution
of the Board of Directors declaring such dividend is adopted, as the case
may be, shall be the record date for such determination of
shareholders.
When a determination of shareholders entitled to vote at any meeting of
shareholders has been made as provided in this section, such determination
shall apply to any adjournment thereof.
                                                    Section 2.06
Voting
Record.  The officer or agent having charge of the stock transfer books for
shares of the Corporation shall make a complete record of the shareholders
entitled to vote at such meeting, or any adjournment thereof, arranged in
alphabetical order, with the address of and the number of shares held by
each, which list shall be kept on file at the office of the
Corporation and
shall be subject to inspection by any shareholder at any time during usual
business hours.  Such list shall also be produced and kept open at the time
and place of the meeting and shall be subject to the inspection of any
shareholder during the whole time of the meeting.  The original stock
transfer book shall be prima facie evidence as to who are the shareholders
entitled to examine such list or transfer books or to vote at any meeting
of shareholders.
                                                    Section 2.07
Quorum.
A majority of the outstanding shares of the Corporation entitled to vote,
represented in person or by proxy, shall constitute a quorum at a meeting
of shareholders.  If less than a majority of the outstanding shares are
represented at a meeting, a majority of the shares so represented may
adjourn the meeting from time to time without further notice.  At any
reconvening of such previously adjourned meeting at which a
quorum shall be
present or represented, any business may be transacted which might have
been transacted at the meeting as originally notified.  The
shareholders
present at a duly organized meeting may continue to transact business until
adjournment, notwithstanding the withdrawal of enough
shareholders to leave
less than a quorum.
                                                    Section 2.08
Proxies.
At all meetings of shareholders, a shareholder may vote by proxy executed
in writing by the shareholder or by his duly authorized attorney in fact.
Such proxy shall be filed with the secretary of the Corporation before or
at the time of the meeting.  No proxy shall be valid after eleven months
from the date of its execution, unless otherwise provided in the proxy.
                                                    Section 2.09
Voting of
Shares.   Subject to the provisions of Section 2.11 of this
Article II,
each outstanding share entitled to vote shall be entitled to one vote upon
each matter submitted to a vote at a meeting of shareholders.
                                                    Section 2.10
Voting of
Shares by Certain Holders.                          (a)  Shares
standing in
the name of another Corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such other Corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine.
                                                    (b)  Shares
held by an
administrator, executor, guardian, committee, curator, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.
                                                    (c)  Shares
standing in
the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.
                                                    (d)  A
shareholder
whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
                                                    (e)  On and
after the
date on which written notice of redemption of redeemable shares has been mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank or trust company with irrevocable instruction and authority to pay the redemption price to the holders thereof upon surrender of certificates therefor, such shares shall not be entitled to vote on any matter and shall not be deemed to be outstanding shares.
                                                    Section 2.11
Cumulative Voting. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.
                                                    Section 2.12
Meeting
by Electronic Communication. One or more shareholders may participate in a meeting of the shareholders by means of conference telephone or similar electronic communications equipment by means of which all persons participating in the meeting can hear each other. Whenever a vote of the shareholders is required or permitted in connection with any corporate action this vote may be taken orally during this conference. The agreement thus reached shall have like effect and validity as though the action were duly taken by the action of the shareholders at a meeting of shareholders if the agreement is reduced to writing and approved by the shareholders at the next regular meeting of the shareholders after the conference.
                                                    Section 2.13
Informal
Action. Whenever the vote of shareholders or members at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of the shareholders or members may be dispensed with if all of the shareholders or members who would have been entitled to vote upon the action agree in writing to the corporate action being taken. The agreement shall have like effect and validity as though the action were duly taken by the unanimous action of all shareholders or members entitled to vote at a meeting of the shareholders or members duly called and legally held.
                                ARTICLE III
                            BOARD OF DIRECTORS
                                                    Section 3.01
General
Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

                                                    Section 3.02
Number,
Election, Tenure and Quali-fications.  The number of directors of the
Corporation shall be seven (7) or such other number not to exceed fourteen
(14) as the Board of Directors may establish by resolution.  The director
or directors shall hold office until the next annual meeting of shareholders and until his or their successor or successors has or shall have been elected and qualified.  Directors need not be residents of the
State of West Virginia or a shareholder of the Corporation.
                                                    Section 3.03
Regular
Meetings.  A regular meeting of
the Board of Directors shall be held without other notice than this By-Law
immediately after, and at the same place as, the annual meeting of
shareholders.  The Board of Directors may provide, by resolution, the time
and place, either within or without the State of West Virginia for the
holding of additional regular meetings without other notice than such
resolution.
                                                    Section 3.04
Special
Meetings.  Special meetings of the Board of Directors may be held at any
time by the call of the President or any two (2) directors.  The person or
persons authorized to call special meetings of the Board of
Directors may
fix any place, either within or without the State of West
Virginia, as the
place for holding any special meeting of the Board of Directors called by
them.
                                                    Section 3.05
Notice.
Notice of any special meeting shall be given by written notice delivered
personally, by mail, by facsimile or by telegram to each director at his
business address as appearing in the records of the Corporation.
Notice
shall be deemed to be delivered when received at the address of the
director and must be given at least two (2) days prior to the meeting.  The
presence of any director at a meeting shall constitute a waiver of notice
of such meeting as to that director, except when a director
attends a
meeting for the express purpose of objecting to the transaction of any
business because the meeting is not lawfully called or convened.
Neither
the business to be transacted at, nor the purpose of, any regular
or
special meeting of the Board of Directors need be specified in the notice
or waiver of notice of such meeting, except that such notice must set forth
the nature of the business intended to be transacted if such business is
(a) amending the By-Laws or (b) authorizing the sale of all or substantially all of the assets of the Corporation.
                                                    Section 3.06
Quorum.
A majority of the number of directors fixed by Section 3.02 of this Article
III shall constitute a quorum for the transaction of business at any
meeting of the Board of Directors, but if less than such majority is
present at a meeting, a majority of the directors present may adjourn the
meeting from time to time without further notice.
                                                    Section 3.07
Manner of
Acting.  The act of the majority of the directors present at a meeting at
which a quorum is present shall be the act of the Board of
Directors;
provided, however, that in the event any matter should come
before the
Board of Directors as to which one of the directors has or may have a
conflict of interest, said director shall abstain from voting thereon, and
the remaining director or directors, as the case may be, shall have full
and complete authority to consider and vote upon such matter, and such vote
shall be binding upon the Corporation.
                                                    Section 3.08
Vacancies.  Any vacancy occurring in the Board of Directors may be filled
by the affirmative vote of a majority of the remaining directors though
less than a quorum of the Board of Directors.  A director elected to fill a
vacancy shall be elected for the unexpired term of his
predecessor in
office.  Any directorship to be filled by reason of an increase in the
number of directors may be filled by the Board of Directors at their
regular meeting or at a special meeting called for that purpose, for a term
of office continuing only until the next election of directors.
                                                    Section 3.09
Compensation.  By resolution of the Board of Directors, the
directors may
be paid their expenses, if any, of attendance at each meeting of the Board
of Directors, and may be paid a fixed sum for attendance at each meeting of
the Board of Directors and/or a stated salary as director.  No such payment
shall preclude any director from serving the Corporation in any other
capacity and receiving compensation therefor.
                                                    Section 3.10
Presumption of Assent.  A director of the Corporation who is present at a
meeting of the Board of Directors at which action on any
corporate matter
is taken shall be presumed to have assented to the action taken unless his
dissent shall be entered in the minutes of the meeting or unless he shall
file his written dissent to such action with the person acting as the
secretary of the meeting before the adjournment thereof or shall forward
such dissent by registered mail to the              secretary of
the
Corporation immediately after the adjournment of the meeting.
Such right
to dissent shall not apply to a director who voted in favor of such action.
                                                    Section 3.11
Meeting
by Electronic Communication.                        One or more
directors
may participate in a meeting of the directors by means of conference telephone or similar electronic communications equipment by means of which all persons participating in the meeting can hear each other. Whenever a vote of the directors is required or permitted in connection with any corporate action, the vote may be taken orally during this conference. The agreement thus reached shall have like effect and validity as though the action were duly taken by the action of the directors at a meeting of directors if the agreement is reduced to writing and approved by the directors at the next regular meeting of the directors after the conference.
                                                    Section 3.12
Informal
Action. Whenever the vote of directors at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of the directors may be dispensed with if all the directors agree in writing to the corporate action being taken. The agreement shall have like effect and validity as though the actions were duly taken by the unanimous action of all directors at a meeting of the directors duly called and legally held.
                                ARTICLE IV
                                COMMITTEES
                                                    Section 4.01
Executive
Committee. The Board of Directors may, in its discretion, by resolution adopted by a majority of the whole board, constitute a general executive committee for the Board of Directors, appoint the members thereof, who shall be Board members, and specify its authority and responsibility.
Members of said committee shall serve at the pleasure of the Board of
Directors. The executive committee shall have such powers and shall perform such duties as the board may delegate to it in writing from time to time, including the immediate oversight and management of the business affairs of the Corporation, except that the committee shall have no power to declare dividends or to adopt, amend, or repeal the By-Laws of the
Corporation.
                                                    The executive
committee
shall be organized and shall perform its functions as directed by the Board of Directors and shall report periodically to the Board of Directors. The committee shall act by a majority of the members thereof, and any action duly taken by the executive committee within the course and scope of its authority shall be binding on the Corporation.
                                                    The executive
committee
may be abolished at any time by the vote of a majority of the Board of
Directors at any meeting of the Board of Directors, and during the course of the committee's existence, the membership thereof may be increased or decreased and the authority and duties of the committee changed by the
Board of Directors as it may deem appropriate.
                                                    The Chairman
of the
Executive Committee shall be appointed from time to time by the Board of
Directors, and the Secretary of the Corporation shall act as Secretary thereof. In the absence from any meeting of the Executive Committee of its
Chairman, the President of the Corporation, if then present, shall act as
Chairman of the meeting, and in the absence of the President, the Committee shall appoint a Chairman of the meeting. In the absence from any meeting of the Executive Committee of its Secretary, the Executive Committee shall appoint a Secretary of the meeting.
                                                    Section 4.02
Other
Committees. The Board of Directors, at its discretion, may constitute and appoint special committees, in addition to the executive committee, to assist in the supervision, management, and control of the affairs of the
Corporation, with responsibilities and powers appropriate to the nature of the several committees and as provided by the Board of Directors in the resolution of appointment or in subsequent resolutions and directives. The members of each committee so constituted and appointed by the Board of
Directors shall be Board members and shall serve at the pleasure of the
Board of Directors.
                                                    In addition
to such
obligations and functions as may be expressly provided for by the Board of
Directors, each committee so constituted and appointed by the Board of
Directors shall from time to time report to and advise the Board of
Directors on corporate affairs within its particular area of responsibility and interest.

                                 ARTICLE V
                                 OFFICERS
                                                    Section 5.01
Number.
The officers of the Corporation shall be President, Secretary,
and
Treasurer, each of whom shall be elected by the Board of
Directors.  Such
other officers and assistant officers, such as Vice President and
Chairman
of the Board, as may be deemed necessary, may be elected or
appointed by
the Board of Directors.  Any two or more offices may be held by the same
person, except the offices of President and Secretary.
                                                    Section 5.02
Election
and Term of Office.  The officers of the Corporation to be
elected by the
Board of Directors shall be elected annually by the Board of
Directors at
the first meeting of the Board of Directors held after each
annual meeting
of the shareholders.  If the election of officers shall not be held at such
meeting, such election shall be held as soon thereafter as is practicable.
Each officer shall hold office until his successor shall have been duly
elected and shall have qualified or until his death or until he shall
resign or shall have been removed in the manner hereinafter
provided.
                                                    Section 5.03
Removal.
Any officer or agent elected or appointed by the Board of
Directors may be
removed by the Board of Directors whenever in its judgment the best
interests of the Corporation would be served thereby.  Election
or
appointment of an officer or agent shall not of itself create contract
rights.
                                                    Section 5.04
Vacancies.   A vacancy in any office because of death,
resignation,
removal, disqualification or otherwise, may be filled by the
Board of
Directors for the unexpired portion of the term.
                                                    Section 5.05
Chairman
of the Board.  The Chairman of the Board of Directors shall be the chief
executive officer of the Corporation and shall preside at all meetings of
the Board of Directors and of the shareholders at which he shall be
present.  He shall have and may exercise such powers and perform such other
duties as are, from time to time, assigned to him by the Board of
Directors
and as may be provided by law.
                                                    Section 5.06
President.   The President shall be the principal executive
officer of the
Corporation and, subject to the control of the Board of
Directors, shall in
general supervise and control all of the business and affairs of the
Corporation.  He may sign, individually, or with the Secretary or any other
proper officer of the Corporation thereunto authorized by the
Board of
Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments for the Corporation, except in cases where the signing and execution thereof shall be expressly
delegated by the Board of Directors or by these By-Laws to some other
officer or agent of the Corporation, or shall be required by law to be
otherwise signed or executed; and in general shall perform all duties
incident to the office of president and such other duties as may be
prescribed by the Board of Directors from time to time.
                                                    Section 5.07
The
Secretary.  The Secretary shall (a) keep the minutes of the
shareholders'
and of the Board of Directors' meetings in one or more books provided for
that purpose, (b) see that all notices are duly given in
accordance with
the provisions of these By-Laws or as required by law, (c) be custodian of
the corporate records and of the seal of the Corporation and see that the
seal of the Corporation is affixed to all documents, the
execution of which
on behalf of the Corporation under its seal is duly authorized,
(d) keep a
register of the post office address of each shareholder which shall be
furnished to the Secretary by such shareholder, (e) sign with the President, or a vice president, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board
of Directors, (f) have general charge of the stock transfer books of the
Corporation, and (g) in general perform all duties incident to the office
of secretary and such other duties as from time to time may be assigned to
him by the President or by the Board of Directors.
                                                    Section 5.08
The
Treasurer.  The Treasurer shall (a) have charge and custody of and be
responsible for all funds and securities of the Corporation, (b)
receive
and give receipts and monies due and payable to the Corporation from any
source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these
By-Laws, and (c) in general perform all of the duties incident to the
office of treasurer and such other duties as from time to time may be
assigned to him by the President or by the Board of Directors.
If the
Board of Directors do not appoint an individual treasurer, either the
President or the Secretary shall, at the Board of Directors
discretion,
perform the duties of treasurer.
                                                    Section 5.09
The Vice
President.  If a Vice President shall be elected by the Board of
Directors,
the Vice President shall, in the absence of the President or in the event
of the President's death, inability or refusal to act, perform the duties
of the President, and when so acting, shall have all the powers of and be
subject to all the restrictions upon the President.  The Vice
President may
sign, with the Secretary, certificates for shares of the
Corporation, and
shall perform such other duties as from time to time may be
assigned to him
by the President or by the Board of Directors.
                                                    Section 5.10
Assistant
Officers. The Board of Directors shall have the power, in its discretion,
to appoint any qualified person to act as assistant to any
officer of the
Corporation.  Such assistant shall perform such duties as the
Board of
Directors shall prescribe, including the performance of the
duties of the
principal officer when the incumbent is unable to act or it is impractical
for him to act personally, subject to any restrictions on such authority as
may be imposed by the Board of Directors.  The acts of such
assistant
officer, within the scope of his authority as delineated by the
Board of
Directors, shall be the acts of the Corporation to the same
extent as if
done by the principal officer.
                                                    Section 5.11
Salaries.
The salaries of the officers shall be fixed from time to time by the Board
of Directors and no officer shall be prevented from receiving such salary
by reason of the fact that he is also a director of the
Corporation.
                                ARTICLE VI
                   CONTRACTS, LOANS, CHECKS AND DEPOSITS
                                                    Section 6.01
Contracts.
The Board of Directors may authorize any officer or officers, agent or
agents, to enter into any contract or execute and deliver any instrument in
the name of and on behalf of the Corporation, and such authority may be
general or confined to specific instances.
                                                    Section 6.02
Loans.
Loans shall be contracted on behalf of the Corporation and
evidences of
indebtedness shall be issued in its name in such manner as shall from time
to time be determined by resolution of the Board of Directors.
Such
authority may be general or confined to specific instances.
                                                    Section 6.03
Checks,
Drafts, etc.  All checks, drafts or other orders for the payment of money,
notes or other evidences of indebtedness issued in the name of the
Corporation, shall be signed by such officer or officers, agent or agents
of the Corporation and in such manner as shall from time to time be
determined by resolution of the Board of Directors.
                                                    Section 6.04
Deposits.
All funds of the Corporation not otherwise employed shall be deposited from
time to time to the credit of the Corporation in such banks, trust
companies or other depositories as the Board of Directors may select.
ARTICLE VII
CERTIFICATES FOR SHARES AND THEIR TRANSFER
                                                    Section 7.01
Certificates for Shares.   Certificates representing shares of
the
Corporation shall be in such form as shall be determined by the
Board of
Directors.  Such certifi-
cates shall be signed by the President or a Vice President and by the
Secretary.   All certificates for shares shall be consecutively
numbered or
otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.
All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
                                                    Section 7.02
Transfer
of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.
                               ARTICLE VIII
                                 INDEMNITY
                                                    Each director
and
officer, or former director or officer of this Corporation, shall be indemnified against expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of being or having been such director or officer, except in relation to matters in which he shall be adjudged, in such action, suit or proceeding, to be liable for willful misconduct in the performance of duty to the Corporation. A conviction or judgment (whether based on a plea of guilty or its equivalent or after trial) in a criminal or civil proceeding shall not be deemed an adjudication of liability for willful misconduct in the performance of duty to the Corporation if such director or officer acted in good faith in what he considered to be the best interest of the Corporation and with no reasonable cause to believe that the action was illegal. If in the judgment of the Board of Directors a settlement of any claim so arising is deemed in the best interests of the Corporation, any such director or officer shall be reimbursed for any amounts paid in effecting such settlement and reasonable expenses thereby incurred.
                                                    To the extent
available, the Corporation shall maintain directors and officers insurance coverage on each present and former director and officer of the Corporation for all acts and omissions which are insurable.
                                ARTICLE IX
                                 DIVIDENDS
                                                    The Board of
Directors
may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its articles of incorporation.
                                 ARTICLE X
                                   SEAL
                                                    The Board of
Directors
shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state and year of incorpora-tion, and the words "Corporate Seal", but the Board of Directors may adopt a different seal from time to time.
                                 ARTICLE X
                             WAIVER OF NOTICE
                                                    Whenever any
notice is
required to be given to any shareholder or director of the Corporation under the provisions of these By-Laws or under the provisions of the articles of incorporation or under the provisions of law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
                                ARTICLE XII
                                AMENDMENTS
                                                    These By-Laws
may be
altered, amended or repealed and new By-Laws may be adopted by the Board of
Directors at any regular or special meeting of the Board of Directors, but any By-Laws or amendments to By-Laws made by the directors may be amended, altered or repealed by the Board of Directors or by a majority of the stockholders.

EXHIBIT
NUMBER                  DESCRIPTION

21.1              Subsidiaries of the Company

                  ALLEGHENY & WESTERN ENERGY CORPORATION

                               SUBSIDIARIES

1. Mountaineer Gas Company, a West Virginia corporation, formerly Columbia Gas Company of West Virginia.

2.     Petro Services, Inc., a West Virginia corporation.

3.    Gas Access Systems, Inc., a West Virginia corporation.

4.    TEX-HEX, Corp., a Texas corporation.

5.   A&W Exploration New Zealand Limited, a New Zealand
Corporation.

6. Mountaineer Gas Services, Inc., a West Virginia corporation, a wholly-owned subsidiary of Mountaineer Gas Company.